2Q2025
Supplemental Information
FURNISHED AS OF JULY 31, 2025 - UNAUDITED

FORWARD LOOKING STATEMENTS & RISK FACTORS

This Supplemental Information report contains disclosures that are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could," "budget" and other comparable terms. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; pandemics or other health crises; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; other legal and operational matters; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in the Company’s filings and reports, including, without limitation, estimates and projections regarding the performance of development projects the Company is pursuing. For a detailed discussion of the Company’s risk factors, please refer to the Company's filings with the SEC, including this report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Table of Contents

4	Highlights
8	Salient Facts
9	Corporate Information
10	Balance Sheet
11	Statements of Income
12	FFO, Normalized FFO, & FAD
13	Capital Funding & Commitments
14	Debt Metrics
15	Debt Covenants & Liquidity
16	JV and Disposition Activity
17	Joint Ventures
16	Re/development Activity
19	Portfolio
20	Health Systems
21	MOB Proximity to Hospital
22	Lease Maturity & Occupancy
23	Leasing Statistics
24	Same Store
26	NOI Reconciliations
26	EBITDA Reconciliations
29	Components of Net Asset Value
30	2025 Guidance

HEALTHCARE REALTY	2Q 2025 SUPPLEMENTAL INFORMATION 3

Highlights

HEALTHCARE REALTY REPORTS SECOND QUARTER 2025 RESULTS
NASHVILLE, Tennessee, July 31, 2025 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2025.

SECOND QUARTER 2025 HIGHLIGHTS
•GAAP Net loss of $(0.45) per share, NAREIT FFO of $0.34 per share, Normalized FFO of $0.41 per share, and FAD of $115.4 million (payout ratio of 96%).
•Improved same store operating metrics including cash NOI growth of +5.1%, a 40 bps sequential increase in occupancy to 90%, margin of 64.3%, 83% tenant retention, and +3.3% cash leasing spreads.
•Increased Normalized FFO per share guidance $0.01 at the midpoint to $1.57 - $1.61 and increased Same Store Cash NOI growth by +25 bps to 3.25% - 4.00%.
•Second quarter new and renewal lease executions totaled 1.5 million square feet including 452,000 square feet of new lease executions.
•During the second quarter and through July, completed sales of $182.4 million of assets through 9 separate transactions.
◦YTD sales total $210.5 million at a blended 6.2% cap rate
◦An additional $700 million of sales are under contract or LOI
•Run-rate Net Debt to Adjusted EBITDA of 6.0x; anticipated to be between 5.4x and 5.7x by year end
•Received strong support from our lender relationships to extend bank facilities:
◦Extended $1.5 billion revolver to mature in July 2030 (inclusive of extension options)
◦Added 1 to 2 years of additional extension options on outstanding term loans
•Announced a series of leadership and corporate governance changes:
◦Peter Scott joined as President and CEO on April 15th and as a director on May 20th
◦Board reduced from 12 to 7 members
◦Commenced a platform restructuring to drive improved results
◦Julie Wilson, EVP - Chief Administrative Officer, to depart the organization by year-end
•Published a Strategic Plan highlighting the decisive actions being taken by new leadership to maximize value for shareholders.
•Board unanimously approved a common stock dividend in the amount of $0.24 per share.

SECOND QUARTER 2025 RESULTS

	THREE MONTHS ENDED
	JUNE 30, 2025		JUNE 30, 2024
(in thousands, except per share amounts)	AMOUNT	PER SHARE	AMOUNT	PER SHARE
GAAP Net loss	$(157,851)	$(0.45)	$(143,780)	$(0.39)
NAREIT FFO, diluted	$120,371	$0.34	$123,797	$0.33
Normalized FFO, diluted	$143,736	$0.41	$143,500	$0.38

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 4

Highlights

LEASING ACTIVITY
During the second quarter, the Company executed 341 new and renewal leases for 1.5 million square feet.
•Weighted average lease term of 5.3 years with an average annual escalator of 3.2%.
•Health system leasing made up approximately 33% of our signed lease volume in the quarter.
Key leasing highlights:
•Houston, TX. 24,000 square foot new lease at our on-campus redevelopment in Houston with CLS Health, a premier multi-specialty group aligned with HCA's North Cypress hospital.
•Orange County, CA. 23,000 square foot new lease with UC Irvine Health. UC Irvine Health recently purchased the adjacent hospital from Tenet and is investing in the growth of the campus.
•Houston, TX. 42,000 square foot renewal in Houston with Texas Children's Pediatrics.

DISPOSITION PROGRESS
During the second quarter and through July, the Company completed asset sales of $182.4 million through nine separate transactions. A summary of the significant completed transactions is as follows:
•Yakima, WA. Completed strategic market exit of the Yakima, WA MSA with the $31 million sale of two single-tenant MOBs to the affiliated health system. The sale achieved top of market pricing while avoiding costly tenant improvement allowances associated with a master lease renewal.
•Houston, TX. Disposed of a land parcel for $10.5 million previously intended for future development. The property was sold to the affiliated health system and was in a submarket where the Company owns no other properties.
•South Bend, IN. Completed its strategic market exit of the South Bend, IN MSA with the $43.1 million sale of a consistently under-occupied MOB to the affiliated health system.
•Milwaukee, WI. Disposed of two single-tenant, off-campus MOBs to a private market purchaser for $42 million. The Company achieved attractive disposition economics while partially exiting this noncore market.
•New York, NY. Targeted sale of an under-occupied property with a short ground lease term to the affiliated health system for $25 million. The Company was able to harvest maximum value for a noncore asset.
•Naples, FL. Disposed of its only asset in the Naples, FL MSA with the $19.3 million sale of this off-campus, unaffiliated property to a private market purchaser.

BALANCE SHEET
Debt paydown from asset sales has decreased run-rate Net Debt to Adjusted EBITDA to 6.0x. By year-end, Net Debt to Adjusted EBITDA is anticipated to be between 5.4x - 5.7x. Through July and inclusive of asset sales, the Company has approximately $1.2 billion of liquidity.
On July 25th, the Company entered into an extension of its $1.5 billion revolving credit facility, which extended the maturity to 2030 (inclusive of two 6-month extension options). As part of this process, the Company also received additional extension options on all its outstanding term loans. With these new extension options, the Company will have no term loan maturities in 2026 and has reduced its debt maturing through the end of 2026 from $1.5 billion to $600 million.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 5

Highlights

STRATEGIC PLAN PRESENTATION
A Strategic Plan presentation is posted to the Investor Relations section of the Company's website at www.healthcarerealty.com. Clear and purposeful changes are underway at the Company to improve operational performance, optimize the portfolio, and re-establish credibility. The successful implementation of the Strategic Plan will reposition the Company for accretive long-term growth and value creation to maximize shareholder value.

LEADERSHIP UPDATE
During the second quarter, the Company commenced a platform restructuring to drive meaningful cost savings and promote incremental accountability at the asset level between the operations and leasing teams. As part of this restructuring, the Company hired two proven industry veterans to spearhead the newly created asset management platform: Tony Acevedo (SVP – Asset Management) and Glenn Preston (SVP – Asset Management). Tony and Glenn have 16 years and 25 years of Outpatient Medical operating experience, respectively. They will each report up to our COO, Rob Hull.
After a 24-year career at Healthcare Realty, Julie Wilson (EVP – Chief Administrative Officer) will be departing the organization at year-end. In addition, there are various other senior leadership positions impacted by the restructuring that will result in additional departures during 2025.
“We have some exciting changes happening at Healthcare Realty aimed at improving performance. I look forward to working closely with Tony and Glenn as we shift towards an operations-centric model,” commented Peter Scott, President and CEO. “I would also like to express a heartfelt thanks to Julie and all the departing officers. They all played vital roles in the growth of the organization, and we wish them the best in their future endeavors.”

DIVIDEND
The Board unanimously approved a common stock dividend in the amount of $0.24 per share to be paid on August 28, 2025, to Class A common stockholders of record on August 14, 2025. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.24 per unit, equivalent to the Company's Class A common stock dividend.
The right-sized dividend is a 23% reduction from the prior level and immediately reduces the FAD payout ratio to approximately 80%. The key drivers of the right-sized dividend are: (i) mitigating refinancing risk on near-term bonds; (ii) achieving $100 million of annual incremental retained earnings to fund significant return-on-capital investments in the existing portfolio; and (iii) maximizing go-forward earnings potential.

GUIDANCE
The Company increased its Normalized FFO per share and Same Store Cash NOI growth guidance, as outlined below, as well as updated the guidance provided on page 30 of the Supplemental Information:

	EXPECTED 2025
	PRIOR		CURRENT		ACTUAL
	LOW	HIGH	LOW	HIGH	2Q 2025	YTD
Earnings per share	$(0.28)	$(0.20)	$(0.78)	$(0.73)	$(0.45)	$(0.58)
NAREIT FFO per share	$1.44	$1.48	$1.42	$1.46	$0.34	$0.69
Normalized FFO per share	$1.56	$1.60	$1.57	$1.61	$0.41	$0.80
Same Store Cash NOI growth	3.00%	3.75%	3.25%	4.00%	5.1%	3.9%
The 2025 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results vary from these assumptions, the Company's expectations may change.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 6

Highlights

FINANCIAL REPORTING
In the second quarter, the Company began utilizing the Carrying Value of its debt in the calculation of Net Debt for purposes of reporting leverage metrics. For the second quarter, the result of this change was an approximate 0.25x reduction in Net Debt to Adjusted EBITDA.
The Company has also started excluding Leasing Commissions related to first generation leases from Maintenance Capital for its calculation of FAD. Prior to this change, first generation Leasing Commissions were included in Maintenance Capital. Based on historical data, the Company would expect this to be an approximate $5-10 million annual decrease in Maintenance Capital depending on leasing activity. The Company's 2Q 2025 payout ratio would still have been below 100% without this reporting change.
These changes are intended to conform the Company's reporting with market norms.

EARNINGS CALL
On Friday, August 1, 2025, at 9:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
Live Conference Call Access Details:
•Domestic Dial-In Number: +1 800-715-9871 access code 4950066;
•All Other Locations: +1 646-307-1963 access code 4950066.
Replay Information:
•Domestic Dial-In Number: +1 800-770-2030 access code 4950066;
•All Other Locations: +1 609-800-9909 access code 4950066.

ABOUT HEALTHCARE REALTY
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest, pure-play owner, operator and developer of medical outpatient buildings in the United States.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 7

Salient Facts [1]

Properties

619 properties totaling 36.1M SF
60 markets in 32 states
61% of NOI in Top 15 Markets

Capitalization

$10.5B enterprise value as of 6/30/25
$5.6B market capitalization as of 6/30/25
355.7M shares/units outstanding as of 6/30/25
353.8M diluted WA shares outstanding
BBB/Baa2 S&P/Moody's
46.4% net debt to enterprise value at 6/30/25
6.0x run rate net debt to adjusted EBITDA

1Includes properties held in joint ventures.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 8

Corporate Information

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As of June 30, 2025, the Company was invested in 619 real estate properties in 32 states totaling 36.1 million square feet and had an enterprise value of approximately $10.5 billion, defined as equity market capitalization plus the principal amount of debt less cash.

EXECUTIVE OFFICERS

Peter A. Scott
President and Chief Executive Officer

Ryan E. Crowley
Executive Vice President and Chief Investment Officer

Austen B. Helfrich
Executive Vice President and Chief Financial Officer

Robert E. Hull
Executive Vice President and Chief Operating Officer

Andrew E. Loope
Executive Vice President, General Counsel and Secretary

Julie F. Wilson
Executive Vice President and Chief Administrative Officer

ANALYST COVERAGE

BMO Capital Markets
BTIG, LLC
Citi Research
Deutsche Bank Securities
Green Street Advisors, Inc.
J.P. Morgan Securities LLC
Jefferies LLC
KeyBanc Capital Markets Inc.
Raymond James & Associates
Scotiabank
Wells Fargo Securities, LLC

BOARD OF DIRECTORS

Thomas N. Bohjalian
Chairman, Healthcare Realty Trust Incorporated
Retired Head of U.S Real Estate, Cohen & Steers

Peter A. Scott
President and Chief Executive Officer
Healthcare Realty Trust Incorporated

David B. Henry
Retired Vice Chairman and Chief Executive Officer
Kimco Realty Corporation

Jay P. Leupp
Managing Partner and Senior Portfolio Manager
Terra Firma Asset Management, LLC

Constance B. Moore
Retired President and CEO
BRE Properties, Inc.

Glenn J. Rufrano
Executive Chairman
PREIT

Donald C. Wood
Chief Executive Officer
Federal Realty Investment Trust

David R. Emery (1944-2019)
Chairman Emeritus
Healthcare Realty Trust Incorporated

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 9

Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Real estate properties
Land	$1,105,231	$1,134,635	$1,143,468	$1,195,116	$1,287,532
Buildings and improvements	9,199,089	9,729,912	9,707,066	10,074,504	10,436,218
Lease intangibles	567,244	631,864	664,867	718,343	764,730
Personal property	6,944	9,938	9,909	9,246	12,501
Investment in financing receivables, net	124,134	123,813	123,671	123,045	122,413
Financing lease right-of-use assets	76,574	76,958	77,343	77,728	81,401
Construction in progress	40,421	35,101	31,978	125,944	97,732
Land held for development	49,110	52,408	52,408	52,408	59,871
Total real estate investments	11,168,747	11,794,629	11,810,710	12,376,334	12,862,398
Less accumulated depreciation and amortization	(2,494,169)	(2,583,819)	(2,483,656)	(2,478,544)	(2,427,709)
Total real estate investments, net	8,674,578	9,210,810	9,327,054	9,897,790	10,434,689
Cash and cash equivalents [1]	25,507	25,722	68,916	22,801	137,773
Assets held for sale, net	358,207	6,635	12,897	156,218	34,530
Operating lease right-of-use assets	243,910	259,764	261,438	259,013	261,976
Investments in unconsolidated joint ventures	463,430	470,418	473,122	417,084	374,841
Other assets, net and goodwill	469,940	522,920	507,496	491,679	559,818
Total assets	$10,235,572	$10,496,269	$10,650,923	$11,244,585	$11,803,627

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND STOCKHOLDERS' EQUITY
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Liabilities
Notes and bonds payable	$4,694,391	$4,732,618	$4,662,771	$4,957,796	$5,148,153
Accounts payable and accrued liabilities	194,076	144,855	222,510	197,428	195,884
Liabilities of properties held for sale	30,278	422	1,283	7,919	1,805
Operating lease liabilities	203,678	224,117	224,499	229,925	230,601
Financing lease liabilities	73,019	72,585	72,346	71,887	75,199
Other liabilities	158,704	174,830	161,640	180,283	177,293
Total liabilities	5,354,146	5,349,427	5,345,049	5,645,238	5,828,935

Redeemable non-controlling interests	4,332	4,627	4,778	3,875	3,875

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,516	3,510	3,505	3,558	3,643
Additional paid-in capital	9,129,338	9,121,269	9,118,229	9,198,004	9,340,028
Accumulated other comprehensive (loss) income	(9,185)	(7,206)	(1,168)	(16,963)	6,986
Cumulative net income attributable to common stockholders	171,585	329,436	374,309	481,155	574,178
Cumulative dividends	(4,477,940)	(4,368,739)	(4,260,014)	(4,150,328)	(4,037,693)
Total stockholders' equity	4,817,314	5,078,270	5,234,861	5,515,426	5,887,142
Non-controlling interest	59,780	63,945	66,235	80,046	83,675
Total equity	4,877,094	5,142,215	5,301,096	5,595,472	5,970,817
Total liabilities, redeemable non-controlling interests, and stockholders' equity	$10,235,572	$10,496,269	$10,650,923	$11,244,585	$11,803,627

12Q 2024 cash and cash equivalents include $96.0 million of proceeds held in a cash escrow account from a portfolio disposition that closed on June 28, 2024, and was received by the Company on July 1, 2024.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 10

Statements of Income
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Revenues
Rental income	$287,070	$288,857	$300,065	$306,499	$308,135
Interest income	3,449	3,731	4,076	3,904	3,865
Other operating	6,983	6,389	5,625	5,020	4,322
	297,502	298,977	309,766	315,423	316,322
Expenses
Property operating	109,924	114,963	114,415	120,232	117,719
General and administrative	23,482	13,530	34,208	20,124	14,002
Normalizing items [1]	(10,302)	(502)	(22,991)	(6,861)	—
Normalized general and administrative	13,180	13,028	11,217	13,263	14,002
Transaction costs	593	1,011	1,577	719	431
Depreciation and amortization	147,749	150,969	160,330	163,226	173,477
	281,748	280,473	310,530	304,301	305,629
Other income (expense)
Interest expense before merger-related fair value	(42,766)	(44,366)	(47,951)	(50,465)	(52,393)
Merger-related fair value adjustment	(10,580)	(10,446)	(10,314)	(10,184)	(10,064)
Interest expense	(53,346)	(54,812)	(58,265)	(60,649)	(62,457)
Gain on sales of real estate properties and other assets	20,004	2,904	32,082	39,310	38,338
Loss on extinguishment of debt	—	—	(237)	—	—
Impairment of real estate assets and credit loss reserves	(142,348)	(12,081)	(81,098)	(84,394)	(132,118)
Equity income (loss) from unconsolidated joint ventures	158	1	224	208	(146)
Interest and other income (expense), net	(366)	95	(154)	(132)	(248)
	(175,898)	(63,893)	(107,448)	(105,657)	(156,631)
Net loss	$(160,144)	$(45,389)	$(108,212)	$(94,535)	$(145,938)
Net loss attributable to non-controlling interests	2,293	516	1,366	1,512	2,158
Net loss attributable to common stockholders	$(157,851)	$(44,873)	$(106,846)	$(93,023)	$(143,780)

Basic earnings per common share	$(0.45)	$(0.13)	$(0.31)	$(0.26)	$(0.39)
Diluted earnings per common share	$(0.45)	$(0.13)	$(0.31)	$(0.26)	$(0.39)

Weighted average common shares outstanding - basic	349,628	349,539	351,560	358,960	372,477
Weighted average common shares outstanding - diluted [2]	349,628	349,539	351,560	358,960	372,477

STATEMENTS OF INCOME SUPPLEMENTAL INFORMATION
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Interest income
Financing receivables	$1,956	$1,950	$2,103	$2,117	$2,094
Interest on mortgage and mezzanine loans	1,493	1,781	1,973	1,787	1,771
Total	$3,449	$3,731	$4,076	$3,904	$3,865

Other operating income
Parking income	$2,369	$1,863	$1,958	$2,363	$2,463
Management fee and miscellaneous income	4,614	4,526	3,667	2,657	1,859
Total	$6,983	$6,389	$5,625	$5,020	$4,322

1Normalizing items primarily include restructuring, severance-related costs and non-routine advisory fees associated with shareholder engagement.
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 4,161,628 units were not included.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 11

FFO, Normalized FFO, & FAD [1,2,3]
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Net loss attributable to common stockholders	$(157,851)	$(44,873)	$(106,846)	$(93,023)	$(143,780)
Net loss attributable to common stockholders per diluted share [3]	$(0.45)	$(0.13)	$(0.31)	$(0.26)	$(0.39)

Gain on sales of real estate assets	(20,004)	(2,904)	(32,082)	(39,148)	(33,431)
Impairments of real estate assets	140,877	10,145	75,423	37,632	120,917
Real estate depreciation and amortization	152,936	155,288	164,656	167,821	177,350
Non-controlling loss from operating partnership units	(2,293)	(599)	(1,422)	(1,372)	(2,077)
Unconsolidated JV depreciation and amortization	6,706	6,717	5,913	5,378	4,818
FFO adjustments	$278,222	$168,647	$212,488	$170,311	$267,577
FFO adjustments per common share - diluted	$0.79	$0.48	$0.60	$0.47	$0.71
FFO	$120,371	$123,774	$105,642	$77,288	$123,797
FFO per common share - diluted	$0.34	$0.35	$0.30	$0.21	$0.33

Transaction costs	593	1,011	1,577	719	431
Lease intangible amortization	(222)	(228)	(2,348)	(10)	129
Non-routine legal costs/forfeited earnest money received	478	77	306	306	465
Debt financing costs	—	—	237	—	—
Restructuring and severance-related charges	10,302	502	22,991	6,861	—
Credit losses and gains (losses) on other assets, net [4]	1,471	1,936	4,582	46,600	8,525
Merger-related fair value adjustment	10,580	10,446	10,314	10,184	10,064
Unconsolidated JV normalizing items [5]	163	204	113	101	89
Normalized FFO adjustments	$23,365	$13,948	$37,772	$64,761	$19,703
Normalized FFO adjustments per common share - diluted	$0.07	$0.04	$0.11	$0.18	$0.05
Normalized FFO	$143,736	$137,722	$143,414	$142,049	$143,500
Normalized FFO per common share - diluted	$0.41	$0.39	$0.40	$0.39	$0.38

Non-real estate depreciation and amortization	207	222	404	276	313
Non-cash interest amortization, net [6]	1,130	1,217	1,239	1,319	1,267
Rent reserves, net [7]	130	94	(369)	(27)	1,261
Straight-line rent income, net	(7,045)	(6,844)	(7,051)	(5,771)	(6,799)
Stock-based compensation	3,887	3,028	3,028	4,064	3,383
Unconsolidated JV non-cash items [8]	(356)	(253)	(277)	(376)	(148)
Normalized FFO adjusted for non-cash items	$141,689	$135,186	$140,388	$141,534	$142,777
2nd generation TI	(12,036)	(14,885)	(20,003)	(16,951)	(12,287)
Leasing commissions paid	(5,187)	(11,394)	(11,957)	(10,266)	(10,012)
Building capital	(9,112)	(6,687)	(8,347)	(7,389)	(12,835)
Total maintenance capex	$(26,335)	$(32,966)	$(40,307)	$(34,606)	$(35,134)
FAD	$115,354	$102,220	$100,081	$106,928	$107,643
Quarterly dividends and OP distributions	$110,486	$109,840	$110,808	$113,770	$118,627
FFO wtd avg common shares outstanding - diluted [9]	354,078	353,522	355,874	363,370	376,556

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
42Q2025 represents $1.5 million of credit loss reserves. 1Q 2025 represents a $1.9 million loss on other assets. 4Q 2024 includes $1.6 million of credit loss reserves, net of recoveries and a $4.1 million loss on other assets. These amounts were partially offset by a $1.1 million recovery of prior-period Steward Health straight-line rent for leases assumed. 3Q 2024 includes $46.8 million of credit loss reserves and $0.2 million gain on other assets. 2Q 2024 includes $11.2 million of credit loss reserves and $2.2 million write-off of prior period Steward Health straight-line rent, offset by $4.9 million gain on other assets.
5Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
6Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
72Q 2024 includes $0.8 million related to the Steward Health revenue reserve for March.
8Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
9The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 287,797 for the three months ended June 30, 2025. Also includes the diluted impact of 4,161,628 OP units outstanding.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 12

Capital Funding & Commitments
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

ACQUISITION AND RE/DEVELOPMENT FUNDING
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Acquisitions [1]	$—	$—	$—	$—	$—
Re/development [2]	42,040	33,436	39,611	44,590	44,796
1st generation TI/LC & acquisition capex [3]	33,369	15,139	14,794	15,677	13,010

MAINTENANCE CAPITAL EXPENDITURES FUNDING
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
2nd generation TI	$12,036	$14,885	$20,003	$16,951	$12,287
Leasing commissions paid	5,187	11,394	11,957	10,266	10,012
Building capital	9,112	6,687	8,347	7,389	12,835
	$26,335	$32,966	$40,307	$34,606	$35,134
% of Cash NOI
2nd generation TI	6.4%	8.2%	10.6%	8.8%	6.2%
Leasing commissions paid	2.8%	6.3%	6.3%	5.3%	5.0%
Building capital	4.9%	3.7%	4.4%	3.8%	6.5%
	14.1%	18.2%	21.3%	17.9%	17.7%

LEASING COMMITMENTS [4]
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Renewals
Square feet	642,797	794,857	783,975	909,844	788,862
2nd generation TI/square foot/lease year	$1.66	$1.90	$2.20	$1.91	$1.81
Leasing commissions/square foot/lease year	$1.12	$1.48	$1.48	$1.36	$1.33
Renewal commitments as a % of annual net rent	12.2%	13.8%	14.1%	12.2%	13.6%
WALT (in months) [5]	37.9	47.7	59.7	50.3	52.3

New leases
Square feet	195,266	172,371	299,950	462,756	252,795
2nd generation TI/square foot/lease year	$7.12	$6.08	$7.30	$7.18	$6.90
Leasing commissions/square foot/lease year	$2.03	$1.90	$1.82	$1.91	$1.98
New lease commitments as a % of annual net rent	44.6%	40.4%	40.7%	39.9%	43.3%
WALT (in months) [5]	63.3	65.9	78.3	94.7	82.6

All
Square feet	838,063	967,228	1,083,925	1,372,600	1,041,657
Leasing commitments as a % of annual net rent	22.2%	18.8%	21.9%	24.0%	22.6%
WALT (in months) [5]	43.8	51.0	64.8	65.3	59.6

1Acquisitions include properties acquired through joint ventures at the Company's ownership percentage.
2Re/development funding includes capital spend on re/developments, development completions and unstabilized properties.
3Acquisition capex includes near-term fundings underwritten as part of recent acquisitions. 1st generation tenant improvements and leasing commissions for re/developments are excluded.
4Reflects leases commencing in the quarter. Excludes recently acquired or disposed properties, development completions, construction in progress, land held for development, corporate property, redevelopment properties, unstabilized properties, planned dispositions and assets classified as held for sale.
5WALT = weighted average lease term.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 13

Debt Metrics[1]
DOLLARS IN THOUSANDS

SUMMARY OF INDEBTEDNESS AS OF JUNE 30, 2025
	PRINCIPAL BALANCE	BALANCE [1]	MATURITY DATE [2]	MONTHS TO MATURITY [2]	2Q 2025 INTEREST EXPENSE	CONTRACTUAL INTEREST EXPENSE	CONTRACTUAL RATE	EFFECTIVE RATE	FAIR VALUE MERGER ADJUSTED
SENIOR NOTES	$600,000	$590,874	8/1/2026	13	$7,288	$5,250	3.50%	4.94%	Y
	500,000	490,371	7/1/2027	24	5,828	4,688	3.75%	4.76%	Y
	300,000	298,338	1/15/2028	31	2,787	2,719	3.63%	3.85%
	650,000	591,535	2/15/2030	56	7,809	5,038	3.10%	5.30%	Y
	299,500	297,399	3/15/2030	57	1,929	1,797	2.40%	2.72%
	299,785	296,603	3/15/2031	69	1,594	1,536	2.05%	2.25%
	800,000	676,433	3/15/2031	69	8,630	4,000	2.00%	5.13%	Y
	—	—	5/1/2025 [3]	—	821	807	3.88%	4.12%
	$3,449,285	$3,241,553		45	$36,686	$25,835	2.90%	4.47%
TERM LOANS	$175,000	$174,878	5/31/2027	23	2,373	2,373	SOFR + 1.04%	5.36%
	150,000	149,864	6/1/2027	23	2,034	2,034	SOFR + 1.04%	5.36%
	290,000	289,992	10/31/2027	28	3,933	3,933	SOFR + 1.04%	5.36%
	200,000	199,710	7/20/2029	48	2,712	2,712	SOFR + 1.04%	5.36%
	300,000	298,918	1/20/2029	42	4,068	4,068	SOFR + 1.04%	5.36%
	$1,115,000	$1,113,362		32	$15,120	$15,120		5.37%
$1.5B CREDIT FACILITY	295,000	295,000	7/25/2030	28	$3,202	$3,202	SOFR + 0.94%	5.27%
MORTGAGES	$44,587	$44,476	various	10	$441	$452	4.04%	4.18%
	$4,903,872	$4,694,391		41	$55,449	$44,609	3.61%	4.73%	$2,550,000
Less cash	(25,507)	(25,507)
Net debt	$4,878,365	$4,668,884
Interest rate swaps					(1,098)	(1,098)
Interest cost capitalization					(3,751)	—
Unsecured credit facility fee & deferred financing costs					1,825	758
Financing right-of-use asset amortization					921	—
					$53,346	$44,269

DEBT MATURITIES SCHEDULE AS OF JUNE 30, 2025 [2]
	PRINCIPAL PAYMENTS
	BANK LOANS	SENIOR NOTES	MORTGAGE NOTES	TOTAL	WA RATE
2025	$—	$—	$15,683	$15,683	4.24%
2026	—	600,000	28,904	628,904	4.43%
2027	615,000	500,000	—	1,115,000	4.52%
2028	—	300,000	—	300,000	4.49%
2029	500,000	—	—	500,000	5.36%
Thereafter	295,000	2,049,285	—	2,344,285	2.41%
Total	$1,410,000	$3,449,285	$44,587	$4,903,872	3.61%
Net debt (principal)				$4,878,365
Fixed rate debt balance	$1,075,000	$3,449,285	$44,587	$4,568,872
% fixed rate debt, net of cash				93.7%
Company share of JV net debt			$32,437

INTEREST RATE SWAPS
MATURITY	AMOUNT	FIXED SOFR RATE
May 2026	$275,000	3.74%
June 2026	150,000	3.83%
December 2026	150,000	3.84%
June 2027	200,000	4.27%
December 2027	300,000	3.93%
As of 6/30/2025	$1,075,000	3.92%

1Balances are reflected net of discounts, fair value adjustments, and deferred financing costs and include premiums.
2Includes extension options. On July 25, 2025, the Company entered into the Fifth Amended and Restated Credit Agreement. The maturity dates reflected include the impact of this agreement.
3On May 1, 2025, the Company repaid its Senior Notes due 2025 at maturity including $250 million of principal and $4.8 million of accrued interest.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 14

Debt Covenants & Liquidity
DOLLARS IN THOUSANDS

SELECTED FINANCIAL DEBT COVENANTS YEAR ENDED JUNE 30, 2025 [1]
	CALCULATION	REQUIREMENT	PER DEBT COVENANTS
Revolving credit facility and term loan
Leverage ratio	Total debt/total capital	Not greater than 60%	39.7%
Secured leverage ratio	Total secured debt/total capital	Not greater than 30%	0.4%
Unencumbered leverage ratio	Unsecured debt/unsecured real estate	Not greater than 60%	43.0%
Fixed charge coverage ratio	EBITDA/fixed charges	Not less than 1.50x	3.0x
Unsecured coverage ratio	Unsecured EBITDA/unsecured interest	Not less than 1.75x	3.0x
Asset investments	Unimproved land, JVs & mortgages/total assets	Not greater than 35%	10.2%

Senior Notes
Incurrence of total debt	Total debt/total assets	Not greater than 60%	38.9%
Incurrence of debt secured by any lien	Secured debt/total assets	Not greater than 40%	0.4%
Maintenance of total unsecured assets	Unencumbered assets/unsecured debt	Not less than 150%	247.1%
Debt service coverage	EBITDA/interest expense	Not less than 1.5x	3.0x

Other
Net debt to adjusted EBITDA [2]	Net debt (debt less cash)/adjusted EBITDA	Not required	6.1x
Run rate net debt to adjusted EBITDA [3]	Proforma net debt (debt less cash)/proforma adjusted EBITDA	Not required	6.0x
Net debt to enterprise value [4]	Net debt/enterprise value	Not required	46.4%

LIQUIDITY SOURCES
Cash	$25,507
Unsecured credit facility availability	$1,205,000
Consolidated unencumbered real estate assets (gross) [5]	$11,524,440

1Does not include all financial and non-financial covenants and restrictions that are required by the Company's various debt agreements. Financial measures include the Company's proportionate share of unconsolidated joint ventures, as applicable.
2Net debt includes the Company's share of unconsolidated JV net debt. See page 28 for a reconciliation of adjusted EBITDA.
3Includes the proforma impact of July dispositions.
4Based on the closing price of $15.86 on June 30, 2025, and 355,730,606 shares outstanding including outstanding OP units.
5The annualized second quarter 2025 unencumbered asset NOI was $707.3 million.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 15

Investment Activity
DOLLARS IN THOUSANDS

DISPOSITION ACTIVITY DETAIL
LOCATION	COUNT	TYPE	CLOSING	SQUARE FEET	LEASED %	SALE PRICE

Dispositions
Boston, MA	1	MOB	2/7/2025	30,304	41%	$4,500
Denver, CO	2	MOB	2/14/2025	69,715	54%	8,600
Houston, TX [1]	1	MOB	3/20/2025	127,933	35%	15,000
1Q 2025 total	4			227,952	42%	$28,100
Boston, MA	—	LAND	4/30/2025	—	—%	486
Boston, MA	1	MOB	5/23/2025	33,176	61%	3,000
Jacksonville, FL	1	MOB	6/26/2025	53,169	12%	8,100
Yakima, WA	2	MOB	6/26/2025	91,561	100%	31,000
Houston, TX	—	LAND	6/27/2025	—	—%	10,500
2Q 2025 total	4			177,906	66%	$53,086
South Bend, IN	1	MOB	7/15/2025	205,573	77%	43,100
Milwaukee, WI	2	MOB	7/29/2025	147,406	100%	42,000
Naples, FL	1	MOB	7/29/2025	61,359	81%	19,250
New York, NY	1	MOB	7/30/2025	89,893	88%	25,000

Total 2025 disposition activity	13			910,089	71%	$210,536

Average cap rate [2]						6.2%

1The Company provided seller financing of approximately $5.4 million in connection with this sale.
2Cap rate represents the in-place cash NOI divided by sales price.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 16

Joint Ventures [1]
DOLLARS IN THOUSANDS

PORTFOLIOS
	WA OWNERSHIP INTEREST			2Q 2025
JOINT VENTURE		# OF PROPERTIES	SQUARE FEET	OCCUPANCY	NOI	NOI AT SHARE	SAME STORE NOI AT SHARE
Nuveen	41%	28	1,526,776	86%	$7,731	$3,000	$2,423
CBRE	20%	4	283,880	57%	1,227	245	184
KKR	20%	23	1,719,557	96%	12,476	2,495	—
Other [2]	58%	10	723,632	88%	4,795	2,485	1,799
Total		65	4,253,845	88%	$26,229	$8,225	$4,406

BALANCE SHEET
JOINT VENTURE	REAL ESTATE INVESTMENT [3]	DEBT [3]	DEBT AT SHARE	INTEREST RATE
Nuveen	$602,969	$71,874	$14,375	5.9%
CBRE	133,511	—	—	—
KKR	739,003	—	—	—
Other [2]	339,569	69,591	27,836	5.3%
Total	$1,815,052	$141,465	$42,211	5.6%
Net debt at JV share			$32,437

1Excludes completed dispositions, assets held for sale and construction in progress.
2Ownership percentages are weighted based on investment.
3Represents 100% of the real estate assets and debt of the joint ventures.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 17

Re/development Activity
DOLLARS IN THOUSANDS

RE/DEVELOPMENT PROJECTS
MARKET	ASSOCIATED HEALTH SYSTEM	SQUARE FEET	CURRENT LEASED %	BUDGET	COST TO COMPLETE	ESTIMATED COMPLETION/INITIAL LEASE COMMENCEMENT
Recently completed development
Raleigh, NC	UNC REX Health	122,991	51%	$52,600	$4,622	4Q 2024
Phoenix, AZ	HonorHealth	101,086	89%	58,000	1,304	4Q 2024
Active development
Fort Worth, TX	Baylor Scott & White	101,279	54%	48,200	9,716	4Q 2025
Total development		325,356	64%	$158,800	$15,642
Projected stabilized yield - 7.0%-8.5%
Estimated stabilization period post completion - 12 - 36 months

Active major redevelopment [1,2]
Charlotte, NC [3]	Novant Health	169,135	96%	26,300	—	2Q 2025
Washington, DC	Inova Health	57,323	89%	13,700	1,278	4Q 2025
White Plains, NY	Montefiore Einstein/White Plains	65,851	100%	19,400	5,602	4Q 2025
Raleigh, NC	UNC REX Health	40,400	100%	10,800	8,938	2Q 2026
Houston, TX	HCA	314,861	67%	30,000	9,471	2Q 2026
Total redevelopment		647,570	82%	$100,200	$25,289
Occupied %			65%
Projected stabilized yield - 9.0%-12.0%
Estimated stabilization period post completion - 12 - 36 months

Total active major re/development projects		972,926	76%	$259,000	$40,931

1Square feet represents the total building size and not necessarily the square footage being redevelopment.
2Inclusive of the active redevelopment projects listed below, the Company has a total of 1.9 million square feet in various stages of redevelopment.
3This was an active redevelopment during the second quarter that was completed on 6/30.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 18

Portfolio [1,2]
DOLLARS IN THOUSANDS

MARKETS
		COUNT	SQUARE FEET						WHOLLY OWNED
MARKET	MSA RANK		MOB	INPATIENT	OFFICE	WHOLLY OWNED	JOINT VENTURES	TOTAL	% OF NOI	CUMULATIVE % OF NOI
Dallas, TX	4	46	2,426,589	146,519	199,800	2,772,908	581,096	3,354,004	9.0%	9.0%
Seattle, WA	15	29	1,324,047			1,324,047	257,121	1,581,168	6.4%	15.4%
Charlotte, NC	21	31	1,702,275			1,702,275		1,702,275	5.2%	20.6%
Houston, TX	5	27	1,747,673	67,500		1,815,173	249,158	2,064,331	4.6%	25.2%
Denver, CO	19	29	1,372,565			1,372,565	306,949	1,679,514	4.5%	29.7%
Atlanta, GA	6	26	1,284,112			1,284,112	96,108	1,380,220	4.0%	33.7%
Boston, MA	11	14	733,920			733,920		733,920	3.9%	37.6%
Los Angeles, CA	2	27	787,715	63,000		850,715	786,520	1,637,235	3.7%	41.3%
Raleigh, NC	41	27	980,469			980,469	198,485	1,178,954	3.1%	44.4%
Phoenix, AZ	10	34	1,332,341			1,332,341	101,086	1,433,427	3.0%	47.4%
Nashville, TN	35	13	1,134,891		108,691	1,243,582	106,981	1,350,563	2.9%	50.3%
Indianapolis, IN	33	41	1,078,519	61,398		1,139,917	357,915	1,497,832	2.9%	53.2%
Tampa, FL	17	17	828,117			828,117		828,117	2.6%	55.8%
Washington, DC	7	9	692,107			692,107		692,107	2.4%	58.2%
Austin, TX	25	12	657,575			657,575	129,879	787,454	2.3%	60.5%
Miami, FL	8	14	828,430			828,430	52,178	880,608	2.2%	62.7%
San Francisco, CA	13	9	452,666			452,666	110,865	563,531	2.1%	64.8%
Orlando, FL	20	7	359,477	56,998		416,475		416,475	2.0%	66.8%
Memphis, TN	45	11	691,338	54,416		745,754	110,883	856,637	1.9%	68.7%
New York, NY	1	14	557,111			557,111	57,411	614,522	1.9%	70.6%
Other (40 Markets)		182	8,718,154	483,976	895,708	10,097,838	751,210	10,849,048	29.4%	100.0%
Total		619	29,690,091	933,807	1,204,199	31,828,097	4,253,845	36,081,942	100.0%
Number of properties			534	15	5	554	65	619
% of square feet			93.3%	2.9%	3.8%	100.0%
% multi-tenant			88.1%	6.9%	74.3%	85.2%
Investment			$10,099,239	$436,513	$378,365	$10,914,117
Quarterly cash NOI [2]			$157,909	$8,505	$4,149	$170,563
% of cash NOI			92.6%	5.0%	2.4%	100.0%

BY OWNERSHIP AND TENANT TYPE
	WHOLLY OWNED		JOINT VENTURES
	MULTI-TENANT	SINGLE-TENANT	MULTI-TENANT	SINGLE-TENANT	TOTAL
Number of properties	450	104	51	14	619
Square feet	27,117,840	4,710,257	3,613,351	640,494	36,081,942
% of square feet	75.1%	13.1%	10.0%	1.8%	100.0%
Investment [2]	$8,830,497	$2,054,468	$520,474	$100,142	$11,505,581
Quarterly cash NOI [2]	$137,172	$33,406	$6,630	$1,595	$178,803
% of cash NOI	76.7%	18.7%	3.7%	0.9%	100.0%

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes assets held for sale, land held for development, construction in progress and corporate property.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 19

Health Systems [1,2]

MOB PORTFOLIO
			BUILDING SQUARE FEET			# OF BLDGS		LEASED BY HEALTH SYSTEM	% OF LEASED SF	# OF LEASES
HEALTH SYSTEM	SYSTEM RANK [3]	CREDIT RATING	ON/ADJACENT [4]	OFF-CAMPUS AFFILIATED [5]	TOTAL		% OF NOI
HCA	1	BBB-/Baa3	2,136,592	770,430	2,907,022	43	8.6%	811,342	2.7%	132
CommonSpirit	4	A-/A3	1,562,804	564,790	2,127,594	40	6.7%	746,442	2.5%	132
Baylor Scott & White	21	AA-/Aa2	2,045,055	66,376	2,111,431	24	6.2%	1,071,834	3.6%	153
Ascension Health	3	AA/Aa2	1,988,647	97,551	2,086,198	22	5.0%	799,087	2.7%	124
Advocate Health	14	AA/Aa3	898,199	240,910	1,139,109	18	4.1%	931,255	3.1%	99
Wellstar Health System	75	A+/A2	919,861	—	919,861	18	3.0%	606,907	2.0%	82
UW Medicine (Seattle)	91	AA+/Aa1	461,363	169,709	631,072	10	2.9%	294,971	1.0%	32
Providence Health & Services	5	A/A2	602,834	31,601	634,435	12	2.6%	239,349	0.8%	46
AdventHealth	11	AA/Aa2	662,742	118,585	781,327	12	2.4%	407,872	1.4%	100
MultiCare Health System	82	A/--	492,623	—	492,623	8	2.3%	237,844	0.8%	26
Tenet Healthcare Corporation	6	BB-/Ba3	828,523	277,447	1,105,970	20	2.2%	207,877	0.7%	39
Indiana University Health	26	AA/Aa2	416,978	269,320	686,298	10	2.0%	387,649	1.3%	51
Tufts Medicine	None	BBB-/Aa3	252,087	—	252,087	2	1.8%	260,784	0.9%	5
Cedars-Sinai Health Systems	51	AA-/Aa3	199,701	90,607	290,308	5	1.7%	96,614	0.3%	22
Community Health Systems	8	CCC+/Caa2	604,224	—	604,224	13	1.7%	328,582	1.1%	39
WakeMed	185	--/A2	374,207	101,597	475,804	13	1.6%	149,676	0.5%	22
Baptist Memorial Health Care	89	A-2/--	544,122	150,228	694,350	9	1.5%	425,959	1.4%	54
Trinity Health	7	AA-/Aa3	599,164	8,156	607,320	10	1.5%	322,074	1.1%	33
Banner Health	24	AA-/--	749,075	31,039	780,114	24	1.5%	125,664	0.4%	33
Sutter Health	12	A+/A1	175,591	99,947	275,538	4	1.4%	121,481	0.4%	25
Bon Secours Health System	22	A+/A1	405,945	—	405,945	6	1.4%	242,817	0.8%	50
Other (67 Credit Rated)			7,416,248	3,223,757	10,640,005	195	30.6%	4,784,128	16.0%
Subtotal - credit rated [6]			24,336,585	6,312,050	30,648,635	518	92.7%	13,600,208	45.5%
Other non-credit rated [7]			231,018	435,824	666,842	16	1.9%	270,362	0.9%
Off-campus non-affiliated [8]			—	2,402,383	2,402,383	58	5.4%	—	—%
Total			24,567,603	9,150,257	33,717,860	592	100.0%	13,870,570	46.4%
Joint ventures			2,823,464	1,204,305	4,027,769
Wholly-owned			21,744,139	7,945,952	29,690,091

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes construction in progress and assets classified as held for sale.
3Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6Based on square footage, 94% is associated and 42% is leased by an investment-grade rated healthcare provider.
7Includes 16 properties associated with hospital systems that are not credit rated. Prospect Medical leases approximately 81,000 square feet and represent 0.2% of the total company rental income.
8Includes off-campus buildings that are not 20% or more leased by a health system and are more than two miles from a hospital campus.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 20

MOB Proximity to Hospital [1,2,3]

MOB BY LOCATION
	# OF PROPERTIES	SQUARE FEET	TOTAL	% GROUND LEASED
On campus	240	18,365,806	54.5%	71.1%
Adjacent to campus [4]	143	6,201,797	18.4%	14.3%
Total on/adjacent	383	24,567,603	72.9%	56.7%
Off campus - affiliated [5]	151	6,747,874	20.0%	14.3%
Off campus	58	2,402,383	7.1%	8.9%
	592	33,717,860	100.0%	44.8%
Wholly-owned	534	29,690,091
Joint ventures	58	4,027,769

MOB BY CLUSTER [6]
	TOTAL			HOSPITAL CENTRIC [7]
	# OF PROPERTIES	SQUARE FEET	% OF SQUARE FEET	# OF PROPERTIES	SQUARE FEET	% OF SQUARE FEET
Clustered	438	24,501,206	72.7%	360	21,371,937	74.7%
Non-clustered	154	9,216,654	27.3%	104	7,238,652	25.3%
Total	592	33,717,860	100.0%	464	28,610,589	100.0%

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes joint venture properties and excludes construction in progress and assets classified as held for sale.
3Proximity to hospital campus includes acute care hospitals with inpatient beds. The Company does not consider inpatient rehab hospitals (IRFs), skilled nursing facilities (SNFs) or long-term acute care hospitals (LTACHs) to be hospital campuses for distance calculations.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6A cluster is defined as at least two properties within a geographic radius of two miles. The Company believes clusters provide operational efficiencies and greater local leasing knowledge that accelerate NOI growth.
7Includes buildings that are located within two miles of a hospital campus.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 21

Lease Maturity & Occupancy [1,2]

LEASE MATURITY SCHEDULE
	SQUARE FEET						# OF WHOLLY-OWNED LEASES
	WHOLLY-OWNED AND JOINT VENTURE
	MULTI-TENANT [3]	SINGLE-TENANT	TOTAL	% OF TOTAL	JOINT VENTURES	WHOLLY-OWNED
Month-to-month	330,067	75,829	405,896	1.3%	53,614	352,282	111
3Q 2025	1,118,481	67,421	1,185,902	3.7%	50,288	1,135,614	338
4Q 2025	983,147	126,882	1,110,029	3.4%	73,075	1,036,954	277
2026	3,857,566	442,842	4,300,408	13.4%	274,751	4,025,657	1,088
2027	4,059,112	1,011,735	5,070,847	15.7%	486,344	4,584,503	1,024
2028	3,199,129	585,199	3,784,328	11.8%	255,668	3,528,660	887
2029	3,281,522	724,651	4,006,173	12.4%	591,518	3,414,655	779
2030	2,477,379	488,188	2,965,567	9.2%	294,815	2,670,752	535
2031	1,501,123	362,674	1,863,797	5.8%	228,746	1,635,051	325
2032	1,886,943	390,152	2,277,095	7.1%	349,542	1,927,553	308
2033	914,354	—	914,354	2.8%	205,524	708,830	179
2034	1,237,036	121,851	1,358,887	4.2%	256,739	1,102,148	198
Thereafter	2,007,571	950,381	2,957,952	9.2%	633,681	2,324,271	271
Total occupied	26,853,430	5,347,805	32,201,235	89.2%	3,754,305	28,446,930	6,320
Total building	30,731,191	5,350,751	36,081,942		4,253,845	31,828,097
Occupancy	87.4%	99.9%	89.2%		88.3%	89.4%
Leased %	89.4%	99.9%	90.9%		90.1%	91.0%
WALTR (months) [4]	49.3	70.2	52.8			50.0
WALT (months) [4]	90.5	145.1	99.6			98.6

QUARTERLY LEASING ACTIVITY [5]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET
Occupied square feet, beginning of period	—	28,061,391	—	5,697,178		33,758,569
Dispositions and assets held for sale	—	(1,325,371)	—	(346,427)		(1,671,798)
Expirations and early vacates	(908,633)	—	(268,001)	—	(1,176,634)
Renewals, amendments, and extensions	573,945	—	182,815	—	756,760
New lease commencements	452,098	—	82,240	—	534,338
Absorption		117,410		(2,946)		114,464
Occupied square feet, end of period		26,853,430		5,347,805		32,201,235

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes land held for development, construction in progress, corporate property and assets classified as held for sale, unless noted otherwise.
3The average lease size in the wholly-owned multi-tenant portfolio is 3,901 square feet.
4WALTR = weighted average lease term remaining; WALT = weighted average lease term.
5Excludes month-to-month activity until such time that a term renewal is signed, or the tenant vacates.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 22

Leasing Statistics [1,2]

SAME STORE RENEWALS [2]
	2Q 2025	YTD 2025

Cash leasing spreads	3.3%	2.7%

Cash leasing spreads distribution
< 0% spread	3.3%	6.7%
0-3% spread	21.3%	17.5%
3-4% spread	49.7%	50.1%
> 4% spread	25.7%	25.7%
Total	100.0%	100.0%

Tenant retention rate	83.1%	83.8%

AVERAGE IN-PLACE CONTRACTUAL INCREASES [3]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT
Same store [2]	2.93%	73.6%	2.52%	15.3%	2.86%	88.9%
Acquisitions	2.82%	6.0%	2.58%	1.3%	2.78%	7.3%
Other [4]	2.75%	3.4%	3.20%	0.4%	2.80%	3.8%
Total	2.91%	83.0%	2.54%	17.0%	2.85%	100.0%
Escalator type
Fixed	2.92%	98.0%	2.57%	86.8%	2.87%	96.1%
CPI	2.56%	2.0%	2.35%	13.2%	2.43%	3.9%

SAME STORE TYPE AND OWNERSHIP STRUCTURE [2]
	MULTI-TENANT	SINGLE-TENANT	TOTAL
Tenant type
Hospital	50.2%	58.1%	51.5%
Physician and other	49.8%	41.9%	48.5%

Lease structure
Gross	8.8%	1.9%	7.7%
Modified gross	31.6%	9.1%	27.9%
Net	59.2%	67.0%	60.5%
Absolute net [5]	0.4%	22.0%	3.9%

Ownership type
Ground lease	48.0%	36.3%	46.3%
Fee simple	52.0%	63.7%	53.7%

# OF LEASES BY SIZE [6]
LEASED SQUARE FEET	# OF LEASES	WALT	WALTR
0 - 2,500	3,295	70.5	37.0
2,501 - 5,000	1,585	78.5	41.1
5,001 - 7,500	559	90.0	45.3
7,501 - 10,000	304	98.8	52.1
10,001 +	577	118.6	59.0
Total Leases	6,320	98.6	50.0

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes leases with lease terms of one year or less.
4Includes redevelopment properties, development completion, and joint ventures.
5Tenants are typically responsible for operating expenses and capital obligations.
6Excludes joint ventures, land held for development, construction in progress, corporate property and assets classified as held for sale.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 23

Same Store [1,2]
DOLLARS IN THOUSANDS

TOTAL CASH NOI
	% of Total NOI	2Q 2025
Multi-tenant	71%	$131,834
Single-tenant	18%	32,985
Joint venture	2%	4,406
Same store [3]	91%	$169,225
Wholly owned and joint venture acquisitions	2%	3,072
Re/development	3%	5,792
Development completions	—%	715
Completed dispositions & assets held for sale	4%	7,837
Total cash NOI	100%	$186,641

PORTFOLIO OCCUPANCY AND ABSORPTION
			OCCUPANCY %			ABSORPTION (square feet in thousands)
	COUNT	SQUARE FEET	2Q 2025	1Q 2025	2Q 2024	SEQUENTIAL	Y-O-Y
Multi-tenant	437	25,697,067	88.3%	87.9%	87.2%	103	263
Single-tenant	100	4,413,063	100.0%	100.0%	98.9%	—	51
Joint venture	30	1,672,923	88.9%	89.1%	89.8%	—	—
Same store	567	31,783,053	90.0%	89.6%	89.0%	103	314
Wholly owned and joint venture acquisitions	30	2,192,560	94.4%	94.3%	94.1%	3	8
Re/development	19	1,876,091	74.2%	74.6%	76.6%	(8)	(45)
Development completions	3	230,238	62.4%	55.3%	100.0%	16	137
Total portfolio	619	36,081,942	89.2%	88.9%	88.6%	114	414
Joint ventures	65	4,253,845	88.3%	88.0%	90.9%	—	—
Total wholly-owned	554	31,828,097	89.4%	89.1%	88.4%	114	414

Multi-tenant	501	30,731,191	87.4%	87.0%	86.8%	117	329

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Same store includes the Company's assets associated with Prospect Health.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 24

Same Store [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

SAME STORE CASH NOI
	TOTAL
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024	YTD 2025	YTD 2024
Base revenue	$201,813	$199,557	$197,716	$196,205	$194,011	$401,370	$388,031
Op. exp. recoveries	61,188	62,409	62,046	62,197	58,099	123,597	118,159
Revenues	$263,001	$261,966	$259,762	$258,402	$252,110	$524,967	$506,190
Expenses	93,776	96,600	95,027	96,247	91,148	190,376	184,028
Cash NOI	$169,225	$165,366	$164,735	$162,155	$160,962	$334,591	$322,162
Revenue per occ SF [4]	$36.96	$36.87	$36.64	$36.61	$35.78	$36.92	$35.97
Margin	64.3%	63.1%	63.4%	62.8%	63.8%	63.7%	63.6%
Average occupancy	89.6%	89.4%	89.2%	88.8%	88.7%	89.5%	88.6%
Period end occupancy	90.0%	89.6%	89.6%	89.4%	89.0%	90.0%	89.0%
Number of properties	567	567	567	567	567	567	567

Year-Over-Year Change
Revenue per occ SF [4]	3.5%					2.6%
Avg occupancy (bps)	+80					+90
Revenues	4.3%					3.7%
Base revenue	4.0%					3.4%
Exp recoveries	5.3%					4.6%
Expenses	2.9%					3.4%
Cash NOI	5.1%					3.9%

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes recently acquired or disposed properties, development completions, construction in progress, land held for development, corporate property, redevelopment properties, planned dispositions and assets classified as held for sale.
4Revenue per occ SF is calculated by dividing revenue by the average of the occupied SF for the period provided. Quarterly revenue per occ SF is annualized.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 25

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

BOTTOM UP RECONCILIATION
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Net loss	($160,144)	($45,389)	($108,212)	($94,535)	($145,938)
Other expense (income)	175,898	63,893	107,448	105,657	156,631
General and administrative expense	23,482	13,530	34,208	20,124	14,002
Depreciation and amortization expense	147,749	150,969	160,330	163,226	173,477
Other expenses [2]	7,821	7,564	7,059	6,434	5,226
Straight-line rent expense	859	865	917	965	1,063
Straight-line rent revenue	(7,904)	(7,709)	(9,061)	(6,736)	(5,630)
Other revenue [3]	(9,345)	(9,907)	(11,194)	(8,334)	(5,433)
Joint venture property cash NOI	8,225	8,282	7,280	6,477	5,504
Cash NOI	$186,641	$182,098	$188,775	$193,278	$198,902
Redevelopment	(5,792)	(5,011)	(6,207)	(6,875)	(6,833)
Wholly owned and joint venture acquisitions	(3,072)	(3,065)	(2,441)	(1,531)	(527)
Development completions	(715)	(790)	(207)	12	12
Completed dispositions & assets held for sale	(7,837)	(7,866)	(15,185)	(22,729)	(30,592)
Same store cash NOI	$169,225	$165,366	$164,735	$162,155	$160,962
Same store joint venture properties	(4,406)	(4,400)	(4,547)	(4,513)	(4,519)
Same store excluding JVs	$164,819	$160,966	$160,188	$157,642	$156,443

TOP DOWN RECONCILIATION
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Rental income before rent concessions	$292,859	$294,543	$305,229	$310,080	$311,592
Rent concessions	(5,789)	(5,686)	(5,164)	(3,581)	(3,457)
Rental income	$287,070	$288,857	$300,065	$306,499	$308,135
Parking income	2,368	1,863	1,958	2,363	2,463
Interest from financing receivable, net	1,956	1,950	2,103	2,117	2,094
Exclude straight-line rent revenue	(7,904)	(7,709)	(9,061)	(6,736)	(5,630)
Exclude other non-cash revenue [4]	(3,593)	(4,051)	(5,697)	(4,149)	(2,018)
Cash revenue	$279,897	$280,910	$289,368	$300,094	$305,044
Property operating expense	(109,924)	(114,963)	(114,415)	(120,232)	(117,719)
Exclude non-cash expenses [5]	8,443	7,869	6,542	6,939	6,073
Joint venture property cash NOI	8,225	8,282	7,280	6,477	5,504
Cash NOI	$186,641	$182,098	$188,775	$193,278	$198,902
Redevelopment	(5,792)	(5,011)	(6,207)	(6,875)	(6,833)
Wholly owned and joint venture acquisitions	(3,072)	(3,065)	(2,441)	(1,531)	(527)
Development completions	(715)	(790)	(207)	12	12
Completed dispositions & assets held for sale	(7,837)	(7,866)	(15,185)	(22,729)	(30,592)
Same store cash NOI	$169,225	$165,366	$164,735	$162,155	$160,962
Same store joint venture properties	(4,406)	(4,400)	(4,547)	(4,513)	(4,519)
Same store excluding JVs	$164,819	$160,966	$160,188	$157,642	$156,443

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes transaction costs, merger-related costs, rent reserves, above and below market ground lease intangible amortization, leasing commission amortization, non-cash adjustments for financing receivables, and ground lease straight-line rent.
3Includes management fee income, interest, above and below market lease intangible amortization, lease inducement amortization, lease termination fees, deferred financing cost amortization and principal related to investment in financing receivable, and tenant improvement overage amortization.
4Includes above and below market intangibles, lease inducements, lease termination fees, deferred financing cost amortization, financing receivable, and TI amortization.
5Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 26

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF NOI TO FFO AND NORMALIZED FFO
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Cash NOI	$186,641	$182,098	$188,775	$193,278	$198,902
General and administrative expense	(23,482)	(13,530)	(34,208)	(20,124)	(14,002)
Straight-line rent	7,904	7,709	9,061	6,736	5,630
Interest and other income (expense), net	(366)	95	(154)	(132)	(248)
Management fees and other income	4,614	4,525	3,667	2,658	1,858
Note receivable interest income	1,492	1,781	1,973	1,787	1,771
Other non-cash revenue [2]	3,239	3,601	5,554	3,891	1,804
Other non-cash expenses [3]	(8,087)	(7,418)	(6,400)	(6,687)	(5,858)
Non-real estate impairment	(1,471)	—	(1,600)	(46,762)	(11,201)
Restructuring and severance-related costs	7,060	114	19,288	—	—
Income taxes	297	310	657	448	454
Unconsolidated JV adjustments	(683)	(1,155)	(720)	(401)	(443)
Debt Covenant EBITDA	$177,158	$178,130	$185,893	$134,692	$178,667
Interest expense	(53,346)	(54,812)	(58,265)	(60,649)	(62,457)
Transaction costs	(593)	(1,011)	(1,577)	(719)	(431)
Leasing commission amortization [4]	6,404	5,621	5,744	5,827	5,151
Non-real estate depreciation and amortization	(1,217)	(1,301)	(1,418)	(1,232)	(1,278)
(Loss) gain on non-real estate assets	—	(1,936)	(4,075)	162	4,907
Non-controlling interest	—	(83)	(56)	139	81
Restructuring and severance-related costs	(7,060)	(114)	(19,288)	—	—
Income taxes	(297)	(310)	(657)	(448)	(454)
Loss on extinguishment of debt	—	—	(237)	—	—
Unconsolidated JV adjustments	(678)	(410)	(422)	(484)	(389)
FFO	$120,371	$123,774	$105,642	$77,288	$123,797
Transaction costs	593	1,011	1,577	719	431
Lease intangible amortization	(222)	(228)	(2,348)	(10)	129
Significant non-recurring legal fees/forfeited earnest money received	478	77	306	306	465
Loss on extinguishment of debt	—	—	237	—	—
Restructuring and severance-related costs	10,302	502	22,991	6,861	—
Merger-related fair value adjustment	10,580	10,446	10,314	10,184	10,064
Credit losses and gains on other assets, net	1,471	1,936	4,582	46,600	8,525
Unconsolidated JV normalizing items	163	204	113	101	89
Normalized FFO	$143,736	$137,722	$143,414	$142,049	$143,500

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes above and below market lease intangibles, interest income related to sales-type leases, lease inducements, lease termination fees, deferred financing cost amortization, and principal related to investment in financing receivable and TI amortization.
3Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.
4Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2025 SUPPLEMENTAL INFORMATION 27

EBITDA Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF EBITDA
	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Net loss	($160,144)	($45,389)	($108,212)	($94,535)	($145,938)
Interest expense	53,346	54,812	58,265	60,649	62,457
Income taxes	297	310	657	448	454
Depreciation and amortization	147,749	150,968	160,330	163,226	173,477
Unconsolidated JV depreciation, amortization, and interest	7,384	7,128	6,336	5,863	5,207
EBITDA	$48,632	$167,829	$117,376	$135,651	$95,657
Transaction costs	593	1,011	1,577	719	431
Gain on sales of assets	(20,004)	(2,904)	(32,082)	(39,310)	(38,338)
Impairments on real estate assets	140,877	12,080	79,497	37,632	120,917
Restructuring and severance-related costs	7,060	114	19,288	—	—
Loss on extinguishment of debt	—	—	237	—	—
Debt Covenant EBITDA	$177,158	$178,130	$185,893	$134,692	$178,667
Leasing commission amortization [2]	6,404	5,621	5,744	5,827	5,151
Lease intangibles, franchise taxes and prepaid ground amortization	578	520	(3,596)	692	980
Timing impact [3]	4,129	4,176	(2,125)	(1,511)	(1,438)
Stock based compensation	3,887	3,028	3,028	7,908	3,383
Allowance for credit losses	1,471	—	1,600	46,762	11,201
Rent reserves, net	130	94	(369)	(27)	1,261
Unconsolidated JV adjustments	163	204	113	101	89
Adjusted EBITDA	$193,920	$191,773	$190,288	$194,444	$199,294
Annualized Adjusted EBITDA	$775,680	$767,092	$761,152	$777,776	$797,176

RECONCILIATION OF NET DEBT
Debt	$4,694,391	$4,732,618	$4,662,771	$4,957,796	$5,148,153
Share of unconsolidated net debt	32,437	29,908	31,455	30,054	20,299
Cash	(25,507)	(25,722)	(68,916)	(22,801)	(137,773)
Net debt	$4,701,321	$4,736,804	$4,625,310	$4,965,049	$5,030,679

Net debt to adjusted EBITDA [4]	6.1x	6.2x	6.1x	6.4x	6.3x

Run rate net debt to adjusted EBITDA [5]	6.0x

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
3Timing adjustments to represent a full quarter impact of acquisitions and dispositions. Properties contributed into a joint venture are adjusted at the Company's share. Timing adjustments also include non-recurring impacts due to one-time items recognized in the quarter.
4Beginning in the second quarter, the Company began utilizing the carrying value of its debt in the calculation of net debt for purposes of reporting leverage metrics. Prior periods have been adjusted to align with this definition.
5Includes the impact of July dispositions.

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Components of Net Asset Value [1]
DOLLARS IN THOUSANDS

CASH NOI
2Q 2025
Same store [2]	$169,225
Acquisition/Development Completions [3]	3,787
Redevelopment	5,792
Total	$178,804
Timing adjustments [4]	781
Total Cash NOI	$179,585

DEVELOPMENT & REDEVELOPMENT PROPERTIES
	ESTIMATED COST TO COMPLETE	ESTIMATED TOTAL COST	PROJECTED STABILIZED ANNUAL CASH NOI
Developments	$15,642	$158,800	$11,858
Redevelopments [5]	25,289	100,200	14,503
	$40,931	$259,000	$26,361

LAND HELD FOR DEVELOPMENT, CASH, & OTHER ASSETS
Land held for development	$49,110
Disposition pipeline [6]	429,325
Unstabilized properties [7]	257,095
Cash and other assets [8]	366,180
$1,101,710

DEBT
Unsecured credit facility	$295,000
Unsecured term loans	1,115,000
Senior notes	3,449,285
Mortgage notes payable	44,587
Company share of joint venture net debt	32,437
Other liabilities [9]	315,016
$5,251,325

TOTAL SHARES OUTSTANDING
As of June 30, 2025 [10]	355,730,606

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2See Same Store schedule on pages 24-25 for details on Same Store NOI.
3Adjusted to reflect quarterly NOI from properties acquired or stabilized re/developments completed that are not included in same store NOI.
4Timing adjustments include adjustments to reflect full quarterly stabilized NOI of a recently completed development of $0.9 million, and management fee income of $4.4 million, offset by $4.1 million of in-place NOI on development and redevelopment properties and $0.4 million of positive NOI for unstabilized properties, which are shown in other assets.
5Estimated total cost includes only the incremental capital to complete the redevelopment. Projected Stabilized Annual Cash NOI is the total property NOI at stabilization.
6Includes 25 properties identified as assets held for sale that is excluded from Same Store Cash NOI and reflects contractual sales price.
7Includes 28 properties at their gross book value. These properties were comprised of 1.1 million square feet that generated positive NOI of $0.4 million.
8Includes cash of $25.7 million, notes receivable of $81.0 million, prepaid assets of $184.1 million, accounts receivable of $37.5 million, and prepaid ground leases of $19.9 million. In addition, it includes the Company's occupied portion of its corporate headquarters in Nashville of $18.0 million.
9Includes only liabilities that are expected to reduce future cash or NOI and that are currently producing non-cash benefits to NOI. Included are accounts payable and accrued liabilities of $200.9 million, security deposits of $32.9 million, financing right of use liabilities of $73.0 million, and deferred operating expense reimbursements of $8.2 million.
10Total shares outstanding include OP units.

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2025 Guidance
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	2025 GUIDANCE
	PRIOR		CURRENT		ACTUAL
	LOW	HIGH	LOW	HIGH	YTD 2025	2Q 2025
OPERATING METRICS
Year-end same store net absorption (bps)	75	125	75	125	38	32
Same store cash NOI growth	3.0%	3.75%	3.25%	4.0%	3.9%	5.1%
Same store MOB cash leasing spreads	2.0%	3.0%	2.0%	3.0%	2.7%	3.3%
Same store lease retention rate	80.0%	85.0%	80.0%	85.0%	83.8%	83.1%
Normalized G&A	$52,000	$56,000	$48,000	$52,000	$26,208	$13,180

CAPITAL FUNDING
Asset sales and JV contributions	$400,000	$500,000	$800,000	$1,000,000	$210,536	$53,086
Re/development	95,000	115,000	105,000	125,000	75,476	42,040
1st generation TI and acq. capex	55,000	65,000	85,000	95,000	48,508	33,369
Total maintenance capex	120,000	150,000	115,000	135,000	59,301	26,335

CASH YIELD
Dispositions	6.8%	7.3%	6.8%	7.3%	6.2%

EARNINGS AND LEVERAGE
Earnings per share	$(0.28)	$(0.20)	$(0.78)	$(0.73)	$(0.58)	$(0.45)
Normalized FFO per share	$1.56	$1.60	$1.57	$1.61	$0.80	$0.41
Net debt to adjusted EBITDA [1]	6.0X	6.25X	5.4x	5.7x	6.0x	6.0x

12Q 2025 actual reflects the proforma impact of July dispositions.

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